Exhibit 5.1

1201 PENNSYLVANIA AVENUE NW	WASHINGTON
WASHINGTON, DC 20004-2401	NEW YORK
TEL 202.662.6000	SAN FRANCISCO
FAX 202.662.6291	LONDON
WWW.COV.COM	BRUSSELS

February 7, 2006

Tronox Incorporated
123 Robert S. Kerr Avenue
Oklahoma City, Oklahoma 73102

Re:	Tronox Incorporated
Registration Statement on Form S-8

Ladies & Gentlemen:

We are acting as counsel to Tronox Incorporated, a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-8 (the “Registration Statement”) being filed on the date hereof by the Company under the Securities Act of 1933 (the “Act”), registering for sale under the Tronox Incorporated 2005 Long Term Incentive Plan (“Plan”) a total of 6,060,000 of the Company’s Class A common stock, $0.01 par value per share (including the associated preferred share purchase rights).

For purposes of this opinion, we have examined copies of the Registration Statement and the exhibits thereto. We also have examined and relied upon such documents as we have deemed necessary in order to render this opinion, including:

(i) the Company’s Amended and Restated Certificate of Incorporation;

(ii) the Company’s Amended and Restated Bylaws;

(iii) certain resolutions adopted by the Board of Directors of the Company on November 3, 2005; and

(iv) a copy of the Plan furnished to us by the Company.

In examining the foregoing documents, we have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic, that all copies of documents submitted to us conform to the originals and that the representations and statements included therein are accurate.

Based on the foregoing, we are of the opinion, as of the date hereof, that the Shares have been duly authorized and, when issued in accordance with the terms the Plan, will be validly issued, fully paid and nonassessable.

We are members of the bar of the District of Columbia. We do not express any  opinion herein on any laws other than the Delaware General Corporation Law, applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Covington & Burling
Covington & Burling